United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2008

Laclede Gas Company

720 Olive Street
St. Louis, Missouri 63101
314-342-0500

______________

(Exact name of registrant as specified in its charter)
(Address of principal executive offices, including zip code)
(Registrant’s telephone number, including area code)

Missouri	1-1822	43-0368139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 8.01  Other Events

Pursuant to a Purchase Agreement dated September 18, 2008 (the “Purchase Agreement”) between Laclede Gas Company (the “Registrant”) and Edward D. Jones & Co., L.P. (the “Underwriter”), the Registrant sold to the Underwriter $80,000,000 principal amount of its First Mortgage Bonds, 6.35% Series due October 15, 2038 (the “Bonds”).  The Bonds have been issued under a Mortgage and Deed of Trust, dated as of February 1, 1945, under which UMB Bank & Trust, n.a. is the present Trustee.  Such Mortgage and Deed of Trust had previously been amended and supplemented and has been further supplemented by a Thirtieth Supplemental Indenture relating to the Bonds, dated as of September 15, 2008 (the “Supplemental Indenture”).  The Registration Statement on Form S-3 with respect to certain securities of the Registrant, including the Bonds (File No. 333-141439), was filed by the Registrant on March 20, 2007 and declared effective by the Securities and Exchange Commission on April 10, 2007.  This Current Report on Form 8-K files the Purchase Agreement, the Supplemental Indenture and the opinion as to the legality of the Bonds as Exhibits 1.1, 4.1 and 5.1, respectively, to the Registration Statement.

Item 9.01   Financial Statements and Exhibits

Reference is made to the information contained in the Index to Exhibits filed as part of this Form 8-K.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LACLEDE GAS COMPANY (Registrant)
Date: September 23, 2008	By:	/s/M. D. Waltermire
M. D. Waltermire Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Purchase Agreement dated September 18, 2008 between the Registrant and the Underwriter relating to the Bonds.

4.1	Thirtieth Supplemental Indenture dated as of September 15, 2008 to Registrant’s Mortgage and Deed of Trust, dated as of February 1, 1945.

5.1	Opinion as to legality of the Bonds (including consent).